Exhibit 99.1

GENIUS BRANDS ANNOUNCES 843% REVENUE GROWTH TO A RECORD $21.2 MILLION FOR THE 2ND QUARTER OF 2022

Acquisitions of WOW!, Ameba, Frederator Channel, and a Strategic Investment in Germany’s YFE, Grows Company from 100 to 900 Employees, with Offices in New York, Toronto, Vancouver, Munich and London; Creates a Global Children’s Entertainment Leader, Capturing Efficiencies and Economies of Scale

Signed 20-Year Deal with Marvel and the Walt Disney Company to use Stan Lee in Their Feature Films and Television; Expected to Generate Recurring Revenue from Walt Disney Merchandising in Disney Theme Parks Over the Next 20 Years

Launched Kartoon Channel Kidaverse, a Subscription Streaming Product, at $3.99/Month in the U.S. and Rolling Out Kartoon Channel Worldwide in Over 60 territories

Owned and Controlled Catalogue of Premium Animated Children’s Programs Grows Over 800% to More Than 3,800 Episodes

Sneak Peek of Upcoming ‘Shaq’s Garage’ will be Made Available Exclusively on Kartoon Channel! for Only 48 Hours, Starting 9AM EDT Today

BEVERLY HILLS, Calif.- August 17, 2022: Genius Brands International, Inc. (“Genius Brands”) (NASDAQ: GNUS), a global brand management company that creates, produces, broadcasts, and licenses entertainment content for children, reported financial results and provided an investor business update for the second quarter ended June 30, 2022. The Company will also host a conference call at 12 PM Eastern Time today, including the CEO, the CFO, and Michael Hirsh, President of the recently acquired WOW! Unlimited Media (WOW!) (details below).

The Company achieved revenue growth of 843% to a record $21.2 million for the three months ended June 30, 2022, compared to the same period last year. The revenue increase reflects the inclusion of WOW!, which was acquired by Genius Brands in April 2022, and Ameba, which was acquired in January of 2022. As a result of the combination with WOW!, Genius Brands now has an end-to-end animation ecosystem that is producing leading titles, such as Coco Melon, the #1 children’s series in the world today, as well as Barbie’s Dreamhouse, and Madagascar-A Little Wild, with eight figure production commitments to the Company going through 2024. In addition, Genius Brands’ in-house, owned and original content is produced for distribution on YouTube, Netflix, Peacock, HBO Max, Paramount+, as well as its own rapidly growing Kartoon Channel! (Ad Supported), and Kartoon Channel Kidaverse! (Subscription based) platforms.

Licensing and royalties generated by copyrights and trademarks of the Company’s brands, and those of the brands for which the Company functions as a licensing agent, increased 102% for the three months ended June 30, 2022, as compared to the three months ended June 30, 2021. This was due, in part, to the Company rolling out its licensing program of the Stan Lee IP and assets.

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Genius Brands continues to maintain a solid balance sheet with a substantial cash position to internally fund growth.

In addition to the acquisitions of WOW! and Ameba, as well as a strategic investment in YFE, key highlights for second quarter of 2022, include:

•	Signed an agreement to license the name and likeness of Stan Lee to Marvel Studios and the Walt Disney Company for use in future feature films and television productions, as well as use in Disney theme parks, experiences and in-park merchandise.
•	Partnered with world-renowned chef, restauranteur, entrepreneur, and philanthropist, Wolfgang Puck, to create an animated children’s series, Wolfgang Puck’s Secret Chef Academy, along with healthy food products for children based on the series.
•	Launched the commercial free, streaming subscription service, Kartoon Channel! Kidaverse @$3.99/month in U.S. and expanding Kartoon Channel Worldwide to now in over 60 territories.
•	Advanced production of Shaq’s Garage with a “sneak peek” now available for 48 hours only, exclusively on Kartoon Channel!

“Over the last few years, we have transformed Genius Brands into a leader in the children’s entertainment industry,” said CEO Andy Heyward. “We have invested in people, animated series, IP rights, global content distribution, and consumer product licensing infrastructure, while making thoughtful and measured acquisitions that fit into our business plan. We are now in year two since the launch of Kartoon Channel!, and we are witnessing tremendous success. For the second quarter, we achieved over $21 million in revenues, an 843% increase versus the same period last year. We continue to make decisions to grow our asset base and reach sustainable and growing profitability. Our global channel system for kids is now experiencing both subscriber growth, as well as advertiser growth, while creating synergies and economies of scale. We believe that the building blocks are in place, and we are executing on our plan.”

Complete financial results are available in the Company’s Form 10-Q, which has been filed with the Securities and Exchange Commission, and is available on the Company’s website: https://ir.gnusbrands.com/sec-filings

Conference Call

The Company will host a conference call today, Wednesday August 17, 2022, at 12:00 PM Eastern Time to discuss financial results for the quarter ended June 30, 2022 and provide a business update.

The conference call will be available via telephone by dialing toll-free +1 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and entering access code 497498. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2251/46400 or on the investor relations section of the company’s website, https://ir.gnusbrands.com/ir-calendar.

Investors and other interested parties are invited to submit questions to management prior to the call's start via email to ir@gnusbrands.com.

A webcast replay will be available on the investor relations section of company’s the website at https://ir.gnusbrands.com/ir-calendar through August 17, 2023. A telephone replay of the call will be available approximately one hour following the call, through August 31, 2022, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering access code 46400.

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About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing, and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s IP portfolio of family-friendly content features the Stan Lee brand, Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, on Kartoon Channel!; Shaq’s Garage, starring Shaquille O’Neal, coming to Kartoon Channel!; Rainbow Rangers on Kartoon Channel! and Netflix; Llama Llama, starring Jennifer Garner, on Netflix and more. Recently, Genius Brands entered into an agreement to acquire Canada’s WOW! Unlimited Media (TSX-V: WOW), which includes 2,500 channels under the Channel Federator Network, and has also made a strategic investment in Germany’s Your Family Entertainment AG (FRA:RTV), one of Europe’s largest distributors and broadcasters of high-quality programs for children and families.

Genius Brands’ Kartoon Channel! is a globally distributed entertainment platform with 100% penetration in the U.S. television market and international expansion with launches in key markets around the world. The channel is available in the U.S. via a broad range of distribution platforms, including Comcast, Cox, DISH,  Amazon Prime, Amazon Fire, Apple TV, Apple iOS, Android TV, Android Mobil, Google Play, Roku, YouTube, KartoonChannel.com, Samsung Smart and LG TVs, the JetBlue Inflight platform and more. Genius Brands is now rolling out the subscription-based Kartoon Channel! Kidaverse, featuring metaversal content and exclusive titles.

For additional information, please visit www.gnusbrands.com.

Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT :

ir@gnusbrands.com

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